UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

EIGHTCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Larry Holmes Dr., Suite 313, Easton, PA	18042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

909 New Brunswick Avenue Phillipsburg, New Jersey 08865

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Series D Financing

On March 15, 2024, Forever 8 Fund, LLC (“Forever 8”), a wholly owned subsidiary of Eightco Holdings Inc. (the “Company”), entered into the Series D Loan and Security Agreement (the “Series D Agreement”), with the lenders party thereto from to time (collectively, the “Lenders”) for an amount of up to $5,000,000.

In connection with the Series D Agreement, on March 15, 2024, Forever 8 also entered into a Subordination Agreement (the “Subordination Agreement”) with each of the Lenders, the several individuals, financial institutions or entities from time to time party thereto (collectively, the “Senior Lenders”) and the collateral agent for the Senior Lenders. Forever 8 additionally entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with the lenders party thereto and the collateral agent for such lenders.

The foregoing descriptions of the Series D Agreement, the Subordination Agreement and the Intercreditor Agreement contained in this Item 1.01 do not purport to be a complete description of the terms and provisions therein and are qualified in their entirety by reference to the full text of the Series D Agreement, the Subordination Agreement and the Intercreditor Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference herein.

Seller Notes Amendment

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2022, the Company previously entered into that certain Membership Interest Purchase Agreement dated February 14, 2022 (the “MIPA”), by and among the Company, Forever 8, the members of Forever 8 as set forth on the signature pages thereto (the “Sellers”), and Paul Vassilakos, solely in his capacity as representative of the Sellers (the “Sellers’ Representative”). In connection with the MIPA, the Sellers received convertible promissory notes in an aggregate principal amount of $27.5 million (the “Seller Notes”).

On March 17, 2024, the Company entered into an agreement to amend certain provisions of the Seller Notes (the “Seller Notes Amendment”). Pursuant to the Seller Notes Amendment, the Sellers agreed, among other things, to (i) forgive, without the payment of any additional consideration, accrued interest on the Seller Notes in an aggregate amount of approximately $3.0 million, (ii) convert approximately $1.1 million of accrued interest on the Seller Notes into 1.4 million shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), and (iii) defer interest and any payments due on the Seller Notes until October 30, 2024.

The foregoing description of the Seller Notes Amendment contained in this Item 1.01 does not purport to be a complete description of the terms and provisions therein and is qualified in its entirety by reference to the full text of the Seller Note Amendment, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information under Item 1.01 of this Current Report on Form 8-K as related to the Series D Agreement and the Seller Notes Amendment is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K as related to the Seller Notes Amendment is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amendment to McFadden Severance Agreement

As previously reported on the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2024, the Company and Brian McFadden entered into that certain General Release and Severance Agreement, dated February 26, 2024 (the “McFadden Severance Agreement”), in connection with Mr. McFadden’s resignation as Chief Executive Officer of the Company, effective as of December 31, 2023 (the “Separation Date”). Pursuant to the terms of the McFadden Severance Agreement, Mr. McFadden was to remain a director of the Company’s board (the “Board”) from the Separation Date through March 31, 2024, at which time Mr. McFadden would resign from the Board. On March 17, 2024, the Board approved the entry by the Company into the First Amendment to General Release and Severance Agreement (the “McFadden Amendment”) to amend Mr. McFadden’s end date of service on the Board to March 17, 2024.

The foregoing description of the McFadden Amendment contained in this Item 5.02 does not purport to be a complete description of the terms and provisions therein and is qualified in its entirety by reference to the full text of the McFadden Amendment, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference herein.

O’Donnell Severance Agreement

On March 17, 2024, Kevin O’Donnell resigned as Executive Chairman and Interim Chief Executive Officer of the Company, effective immediately. Mr. O’Donnell’s resignation was not the result of any disagreement regarding any matter relating to the Company’s operations, policies, or practices.

In connection with Mr. O’Donnell’s resignation from these positions, on March 17, 2024, the Company and Kevin O’Donnell entered into a General Release and Severance Agreement (the “O’Donnell Severance Agreement”), effective as of March 17, 2024 (the “O’Donnell Effective Date”). The O’Donnell Severance Agreement terminated of the amended and restated employment agreement, by and between the Company and Mr. O’Donnell, effective as of October 21, 2022 (the “O’Donnell Employment Agreement”). Pursuant to the O’Donnell Severance Agreement, as of the O’Donnell Effective Date, the O’Donnell Employment Agreement shall terminate forever, and no party shall have any further obligation or liability thereunder except as related to any obligations that survive employment termination, including but not limited to the obligations set forth under the Employee Confidential Disclosure, Invention Assignment, Non-Competition, Non-Solicitation and Non-Interference Agreement, attached to the O’Donnell Employment Agreement.

Pursuant to the O’Donnell Severance Agreement, the Company will provide Mr. O’Donnell with (i) back pay wages through the Separation Date in the amount of $138,000, less all lawful and authorized withholdings and deductions, to be paid as soon as practicable following the O’Donnell Effective Date and (ii) severance equal to 24 months of Mr. O’Donnell’s base salary, less all lawful and authorized withholdings and deductions, under the O’Donnell Employment Agreement. Pursuant to the O’Donnell Severance Agreement, the Company shall also provide Mr. O’Donnell with (i) reimbursement of the premiums associated with the continuation of Mr. O’Donnell’s health insurance for the period commencing on the Separation Date through and including September 27, 2024, pursuant to applicable law, (ii) reimbursement of expenses in accordance with the Company’s expense reimbursement policy, and (iii) the full vesting of any earned, outstanding and unvested shares of Common Stock subject to the Plan (as define below). The O’Donnell Severance Agreement also provides for a mutual waiver and release of any claims in connection with Mr. O’Donnell’s employment, separation and departure from the Company, and for certain customary covenants regarding confidentiality.

The foregoing description of the O’Donnell Severance Agreement contained in this Item 5.02 does not purport to be a complete description of the terms and provisions therein and is qualified in its entirety by reference to the full text of the O’Donnell Severance Agreement, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference herein.

Appointment of Executive Chairman and Chief Executive Officer

In connection with Mr. O’Donnell’s resignation from his positions as Executive Chairman and Interim Chief Executive Officer, on March 17, 2024, the Board appointed Paul Vassilakos as Executive Chairman and Chief Executive Officer of the Company, effective immediately, to serve until a successor is chosen and qualified, or until his earlier resignation or removal.

Mr. Vassilakos, age 47, has served as a director of Adamas One Corp. (NASDAQ) since October 2021. Mr. Vassilakos co-founded, and since July 2020 has been a partner of Forever 8 Fund, LLC, a subsidiary of Eightco Holdings Inc., a consumer products inventory capital provider. Since 2013 Mr. Vassilakos has served and held various Board, CEO and CFO positions on several publicly listed companies. In July 2007, Mr. Vassilakos founded Petrina Advisors, Inc., a privately held advisory firm formed to provide investment banking services for public and privately held companies, and has served as its President since its formation. Mr. Vassilakos also founded and has served as the President of Petrina Properties Ltd., a privately held real estate holding company, since December 2006. Earlier in his career, Mr. Vassilakos was engaged as a consultant to assist several SPACs with business combinations. Mr. Vassilakos started his career an Analyst at Salomon Smith Barney’s New York Investment Banking Division and later as an Associate within the Greek Coverage Group of Citigroup Inc.’s UK Investment Banking Division. While attending university, Mr. Vassilakos was a Registered Securities Representative at Paine Webber CSC - DJS Securities Ltd, during which time he provided securities brokerage services to private clients. Mr. Vassilakos holds a Bachelor of Science in finance from the Leonard N. Stern Undergraduate School of Business and was a licensed Registered Securities Representative (Series 7 and 63) from February 1996 to February 2002.

There is no family relationship between Mr. Vassilakos and any director or executive officer of the Company.

In connection with Mr. Vassilakos’ appointment as the Executive Chairman and Chief Executive Officer of the Company, on March 17, 2024, the Company and Mr. Vassilakos entered into an Employment Agreement (the “Vassilakos Employment Agreement”), which supersedes and replaces the Employment Agreement dated October 16, 2022, by and between Mr. Vassilakos, the Company and Forever 8. The Vassilakos Employment Agreement provides for an initial term of two year, unless earlier terminated in accordance therein, and automatic renewals for successive one (1) year terms unless either party provides timely written notice otherwise.

Pursuant to the terms of the Vassilakos Employment Agreement, Mr. Vassilakos will be entitled to a base salary payable at the annualized rate of $300,000 per year (the “Vassilakos Base Salary”). Mr. Vassilakos is eligible for an annual cash bonus opportunity equal to up to 75% of the Vassilakos Base Salary and awards of restricted stock units up to 100% of the Vassilakos Base Salary, subject to the terms and conditions of the Eightco Holdings Inc. (f/k/a Cryptyde, Inc.) 2022 Long-Term Incentive Plan (the “Plan”) and the Company’s form of restricted stock unit agreement (the “Vassilakos Bonus”), based on certain milestones to be determined in the sole and absolute discretion of the Board. Mr. Vassilakos may also be eligible for additional compensation in the sole and complete discretion of the Board or the Compensation Committee of the Board.

Mr. Vassilakos will be eligible to participate in all health, medical, dental and life insurance policies offered to employees of the Company, and the Company will pay all applicable premiums. The Company will reimburse Mr. Vassilakos for all reasonable out-of-pocket expenses incurred by him in the conduct of the Company’s business. The Vassilakos Employment Agreement provides Mr. Vassilakos with four (4) weeks of paid vacation and five (5) days of paid personal time. The Vassilakos Employment Agreement also provides Mr. Vassilakos with liability insurance coverage and shall reimburse certain financial planning expenses incurred by Mr. Vassilakos. Pursuant to the terms and provisions of the Vassilakos Employment Agreement, Mr. Vassilakos and the Company have entered into a standard indemnification agreement (the “Indemnification Agreement”).

In the event the Company terminates Mr. Vassilakos’ employment without cause (as defined in the Vassilakos Employment Agreement), Mr. Vassilakos will receive (i) the Accrued Obligations (as defined in the Vassilakos Employment Agreement) and (ii) severance in the amount of equal to the Vassilakos Base Salary for twelve (12) months, less applicable payroll deductions and tax withholdings. In addition, this termination will cause the vesting of all equity awards subject to the terms of the Plan held by Mr. Vassilakos and entitle Mr. Vassilakos to reimbursement of premiums associated with the continuation of health insurance benefits provided under the Vassilakos Employment Agreement during the remaining Term of Employment (as defined in the Vassilakos Employment Agreement).

The foregoing descriptions of the Vassilakos Employment Agreement and the Indemnification Agreement contained in this Item 5.02 do not purport to be complete descriptions of the terms and provisions therein and are qualified in their entirety by reference to the full text of the Vassilakos Employment Agreement and the Indemnification Agreement, copies of which are attached hereto as Exhibits 10.7 and 10.8, respectively, and incorporated herein by reference herein.

Item 7.01	Regulation FD Disclosure.

On March 18, 2024, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the appointment of Mr. Vassilakos as Executive Chairman and Chief Executive Officer, as well as the Note Amendment. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 8.01	Other Events.

On March 17, 2024, the Board approved grants of fully vested stock options in the aggregate amount of 451,560 shares of Common Stock to certain officers, employees and consultants of the Company, subject to the terms and conditions of the Plan and the form of the nonqualified stock option agreement. The Board also approved grants of fully vested stock options outside of the Plan in the aggregate amount of 648,110 shares of Common Stock to certain officers, employees and consultants of the Company, subject to the terms and conditions of the form of the nonqualified stock option agreement.

On March 17, 2024, the Board approved compensation for services to be rendered by its independent directors in 2024 in the following amounts: (i) $40,000 in cash, paid quarterly in four installments during 2024, (ii) 42,500 fully-vested restricted shares of Common Stock, subject to the terms and conditions of the Plan and the Company’s standard restricted stock award agreement and (iii) grants of fully vested stock options permitting each director to acquire up to 100,000 shares of Common Stock with (a) a date of grant as of March 17, 2024, (b) an exercise price equal to the greater of (x) the Fair Market Value (as defined in the Plan) on the date of grant and (y) $0.82 and (c) a five-year term, subject to the terms and conditions of the Plan and the form of the nonqualified stock option agreement.

The foregoing description of the form of the nonqualified stock option agreement contained in this Item 8.01 does not purport to be a complete description of the terms and provisions therein and is qualified in its entirety by reference to the full text of the form of the nonqualified stock option agreement, a copy of which is attached hereto as Exhibit 10.9 and incorporated herein by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Series D Loan and Guaranty Agreement, dated as of March 15, 2024
10.2	Subordination Agreement, dated as of March 15, 2024
10.3	Intercreditor Agreement, dated as of March 15, 2024
10.4	Seller Notes Amendment, dated as of March 17, 2024
10.5	First Amendment to the General Release and Severance Agreement, dated as of March 17, 2024, by and between Eightco Holdings Inc. and Brian McFadden
10.6	General Release and Severance Agreement, dated as of March 17, 2024, by and between Eightco Holdings Inc. and Kevin O’Donnell
10.7	Employment Agreement, dated as of March 17, 2024, by and between Eightco Holdings Inc. and Paul Vassilakos
10.8	Indemnification Agreement, dated as of March 17, 2024, by and between Eightco Holdings Inc. and Paul Vassilakos
10.9	Form of Non-Qualified Stock Option Agreement
99.1	Press Release, dated March 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2024

eightco holdings Inc.

By:	/s/ Paul Vassilakos
Name:	Paul Vassilakos
Title:	Chief Executive Officer